EXHIBIT 4.6
                                   -----------


                         FIRSTCITY FINANCIAL CORPORATION
                        1996 STOCK OPTION AND AWARD PLAN

                             FORM OF AWARD AGREEMENT
                             -----------------------


                                     [Date]


[Name]
[Title]
FirstCity Financial Corporation
6400 Imperial Drive
Waco, Texas  76712

           Re: Grant of Stock Option
               ---------------------

Dear _______:

           The Board of Directors of FirstCity Financial Corporation, a Delaware corporation (the "Company"), has adopted, and the Company's stockholders have approved, the Company's 1996 Stock Option and Award Plan (the "Plan") for certain individuals, directors and key employees of the Company and its Subsidiaries. A copy of the Plan is being furnished to you concurrently with the execution of this Award Agreement and shall be deemed a part of this Award Agreement as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

     1.    Grant.
           ------

           Subject to the conditions set forth below, the Company hereby grants to you, effective as of ________, ___ (the "Grant Date"), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the "Option"), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of ________ Shares (the "Option Shares"), at a price equal to $______ per Share, subject to the adjustments and limitations set forth herein and in the Plan (the "Option Price"). The Option granted hereunder is intended to constitute an Incentive Stock Option within the meaning of the Plan; however, you should consult with your tax advisor concerning the proper reporting of any federal or state tax liability that may arise as a result of the grant or exercise of the Option.

     2.    Exercise.
           ---------

           (a) For purposes of this Award Agreement, the Option Shares shall be deemed "Nonvested Shares" unless and until they have become "Vested Shares." The Option Shares shall become "Vested Shares" in ________ equal, consecutive annual installments, commencing on the first anniversary of ________, ___, provided that vesting shall cease upon your ceasing to be an employee of the Company or a Subsidiary as and to the extent provided in Section 3 hereof.

           (b) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or any portion of the Vested Shares at any time prior to the termination of the Option pursuant to this Award Agreement. In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of any Vested Share.

           (c) The unexercised portion of the Option, if any, will automatically, and without notice, terminate and become null and void upon the expiration of ____ years from the Grant Date.

           (d) Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business (a copy of the form of exercise notice to be used will be available upon written request to the Secretary), and shall be accompanied by a certified or bank check payable to the order of the Company in the full amount of the Option Price of the shares so purchased, or in such other manner as described in the Plan and approved by the Committee.

     3.    Termination of Employment. Upon the termination of your employment
           --------------------------
with the Company and any Subsidiary, the Option shall terminate and/or be exercisable pursuant to Section 6.7 of the Plan.

     4.    Transferability. The Option and any rights or interests therein
           ----------------
are not assignable or transferable by you except by will or the laws of descent and distribution, and during your lifetime, the Option shall be exercisable only by you or, in the event that a legal representative has been appointed in connection with your Disability, such legal representative.

     5.    Registration. The Company shall not in any event be obligated to
           -------------
file any registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws to permit exercise of the Option or to issue any Shares in violation of the Securities Act or any applicable state securities laws. You (or in the event of your death or, in the event a legal representative has been appointed in connection with your Disability, the Person exercising the Option) shall, as a condition to your right to exercise the Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of the Option Shares pursuant to such exercise is not required to be registered under the Securities Act or any applicable state securities laws. Certificates for Option Shares, when issued, shall have substantially the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

           THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

               The foregoing legend may not be required for Option Shares issued pursuant to an effective registration statement under the Securities Act and in accordance with applicable state securities laws.

     6.    Withholding Taxes. By acceptance hereof, you hereby (1) agree to
           ------------------
reimburse the Company or any Subsidiary by which you are employed for any federal, state or local taxes required by any government to be withheld or otherwise deducted by such entity in respect of your exercise of all or a portion of the Option; (2) authorize the Company or any Subsidiary by which you are employed to withhold from any cash compensation paid to you or on your behalf, an amount sufficient to discharge any federal, state and local taxes imposed on the Company, or the Subsidiary by which you are employed, and which otherwise has not been reimbursed by you, in respect of your exercise of all or a portion of the Option; and (3) agree that the Company may, in its discretion, hold the stock certificate to which you are entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

     7.    Miscellaneous.
           --------------

           (a) This Award Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

           (b) This Award Agreement is not a contract of employment and the terms of your employment shall not be affected by, or construed to be affected by, this Award

Agreement, except to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, any obligation (1) on the part of the Company or any Subsidiary to continue your employment, or (2) on your part to remain in the employ of the Company or any Subsidiary.

           Please indicate your acceptance of all the terms and conditions of the Option and the Plan by signing and returning a copy of this Award Agreement.


                                             Very truly yours,

                                             FIRSTCITY FINANCIAL CORPORATION



                                             By:________________________________
                                             Its:_______________________________


ACCEPTED:


_______________________________
Signature of Optionee

_______________________________
Name of Optionee


Date:__________________________